Exhibit 99.1

News from Conduent

For Immediate Release
Conduent Incorporated 100 Campus Drive Florham Park, N.J. 07932 www.Conduent.com

Conduent Completes Acquisition of Health Solutions Plus to Provide Core Administrative Processing Technology

FLORHAM PARK, N.J., Jan. 3, 2019 — Conduent Incorporated (NYSE: CNDT) today announced it has completed its acquisition of Health Solutions Plus (HSP), a software provider of healthcare payer administration solutions.

The acquisition enables Conduent to better serve current and prospective commercial and government payer clients with core administration processing technology. In particular, with the purchase of HSP, Conduent offers a modern Core Administration Processing System (CAPS) solution, which is a key connector of administrative functions for healthcare funding entities, including commercial payers, managed care organizations, state Medicaid agencies and Medicare Advantage payers.

The transaction, announced Oct. 31, also aligns with Conduent’s strategy to make acquisitions that will enhance its core portfolio and position it as a technology-led, digital interactions company.

“This purchase strengthens our leadership position in the market, enhancing our capacity to connect the entire healthcare ecosystem,” said Pratap Sarker, group chief executive, Conduent, Financial Services and Healthcare. “We can now bring an end-to-end healthcare payer administration solution to our commercial and government payer clients, helping them achieve operational efficiencies, lower costs and an enhanced digital experience for members and providers.”

Conduent serves all 20 of the top health plans, nine of the top 10 pharmaceutical companies and more than 2,200 healthcare providers.

Founded in 1996, HSP was a privately held company based in Melville, N.Y., supporting more than 20 million people insured by healthcare organizations across medical, dental, vision and extended health products. The company was ranked as the No. 1 vendor for payer claims and administration platforms in the 2018 Best in KLAS: Software and Services report.

Additionally, HSP brings a proven track record of providing comprehensive payer solutions that offer the flexibility and automation needed to support extended health products like dental, vision and specialty health benefits products. Besides providing end-to-end administration processing – from enrollment to billing to final reporting – the HSP Payer Suite can support multiple lines of business, including commercial, Medicaid, Medi-Cal and Medicare Advantage.

Former HSP employees, including HSP co-founders John Buser and Dr. James Basile, are now part of Conduent’s Financial Services and Healthcare sector, led by Pratap Sarker.

Terms of the transaction were not disclosed.

Sheppard Mullin served as legal counsel to Conduent. Bruderman Brothers served as HSP’s financial advisor.

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About Conduent

Conduent creates digital platforms and services for businesses and governments to manage millions of interactions every day for those they serve. We are leveraging the power of cloud, mobile and IoT, combined with technologies such as automation, cognitive and blockchain to elevate every constituent interaction, driving modern digital experiences that are more efficient, helpful and satisfying.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily. Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning – Conduent serves a majority of the Fortune 100 companies and more than 500 government entities. Learn more at www.conduent.com.

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Media Contact:

Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Neil Franz, Conduent, +1-301-820-4324, neil.franz@conduent.com

Investor Relations Contact:

Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com

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